Exhibit 99.1

Ideal Power Reports Second Quarter 2023 Financial Results

AUSTIN, TX – August 10, 2023 -- Ideal Power Inc. (“Ideal Power,” the “Company,” “we,” “us” or “our”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its second quarter ended June 30, 2023.

“The second quarter and 2023 thus far were transformative in our transition from a technology development company to a commercial company and included some of the most significant accomplishments in the Company’s history. We achieved all of our first half of 2023 milestones and we remain on track to achieve our remaining 2023 goals,” said Dan Brdar, President and Chief Executive Officer of Ideal Power.

Brdar continued, “The B-TRAN™ full process flow engineering run by our wafer fabrication supplier with high-volume production capability demonstrated the manufacturability of B-TRAN™ with high yield and excellent device performance, clearing the last and by far the biggest technical risk for B-TRAN™ development and commercialization. This was a pivotal accomplishment and prerequisite for commercialization. In addition, we delivered hundreds of devices to Diversified Technologies, Inc. (“DTI”) to complete our work under the Naval Sea Systems Command (“NAVSEA”) program and completed B-TRAN™ shipments to the large companies in our test and evaluation program, representing a significant step in commercializing B-TRAN™.”

Key Second Quarter and Recent Operational Highlights

•	Qualified a wafer fabrication supplier with high-volume production capability. The engineering run demonstrated the manufacturability of the B-TRAN™ with high yield and excellent device performance, clearing the last and by far the biggest technical risk for B-TRAN™ development and commercialization.

•	Completed volume shipments of packaged B-TRAN™ devices to DTI, our NAVSEA program collaboration partner. We have now fulfilled all our obligations under our subcontract with DTI for this program.

•	Implemented an innovation in how we drive and control B-TRAN™. Subsequent testing demonstrated an additional 20% improvement in conduction losses, making B-TRAN™ conduction losses five times better than bidirectional circuits utilizing two IGBTs and two diodes. This improvement was incorporated into B-TRAN™ customer kits delivered to test and evaluation program participants.

•	Completed shipments to large companies in the B-TRAN™ Test and Evaluation program including a top 10 global automaker, a global Tier 1 automotive supplier, a leading provider in the solar industry, two Global 500 power management companies and a global provider of backup power and energy management solutions with more kits to follow for additional and new program participants. Initial feedback from program participants is overwhelmingly positive.

•	Added a second Forbes 2022 Global 500 leader in diverse power management markets to the roster of the B-TRAN™ test and evaluation program. This market leader will evaluate B-TRAN™ initially for use in solid-state circuit breakers in its smart infrastructure division.

•	Successfully completed all Phase 1 deliverables for our custom B-TRAN™ module development program with a top 10 global automaker. We’ve already agreed on the Phase II scope of the work with the automaker’s engineering team and await approval of the purchase order. The delivery of production-ready B-TRAN™ based modules for this program continues to be targeted for 2025.

•	B-TRAN™ Patent Estate: Currently at 75 issued B-TRAN™ patents with 32 of those issued outside of the United States and 35 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan, South Korea, India, and Europe.

Second Quarter 2023 Financial Results

•	Development revenue in the second quarter of 2023 was $98,443.

•	Grant revenue was $36,724 in the second quarter of 2023 compared to $50,978 in the second quarter of 2022.

•	Operating expenses in the second quarter of 2023 were $2.4 million compared to $1.7 million in the second quarter of 2022.

•	Net loss in the second quarter of 2023 was $2.3 million compared to $1.7 million in the second quarter of 2022.

•	Cash used in operating and investing activities in the second quarter of 2023 was $1.8 million compared to $1.7 million in the second quarter of 2022.

•	Cash used in operating and investing activities in the first half of 2023 was $3.7 million.

•	Cash and cash equivalents totaled $12.7 million at June 30, 2023.

•	Ideal Power had no long-term debt outstanding at June 30, 2023.

2023 Milestones

The Company is actively engaged with multiple customers in each of its key target markets. Ideal Power completed all of its first half of 2023 milestones and is on track to achieve its remaining 2023 milestones. Our 2023 milestones and their status are:

•	Launched first commercial product in January 2023, the SymCool™ Power Module, a B-TRAN™ multi-die module. First commercial sales later in 2023.

•	Completed Phase I of multi-year development program with top 10 global automaker in the second quarter of 2023.

•	Completed first engineering run with production fab in the second quarter of 2023.

•	Delivered packaged B-TRAN™s to DTI under the NAVSEA program in the first half of 2023.

•	Commenced customer shipments to B-TRAN™ test and evaluation participants in the second quarter of 2023.

•	Introduce second commercial product, an intelligent power module, in the third quarter of 2023.

Conference Call and Webcast: Q2 2023 Results

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, August 10, 2023
Time:	10:00 AM ET
Toll-free dial-in number:	888-506-0062
International dial-in number:	973-528-0011
Participant Access Code:	741279

Please call the conference telephone number 5-10 minutes prior to the start time to ensure a proper connection. An operator will register your name and organization.

The conference call will be webcast live and available for replay on the Company’s investor relations website under the Events tab HERE.

An audio replay of the conference call will be available one hour after the live call until Midnight on August 24, 2023.

Toll Free Replay Number:	877-481-4010
International Replay Number:	919-882-2331
Replay ID:	48803

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development and commercialization of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS/data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch that delivers substantial performance improvements over today's conventional power semiconductors. Ideal Power’s B-TRAN™ can reduce conduction and switching losses, complexity of thermal management and operating cost in AC power switching and control circuitry. For more information, visit the Company’s website at www.IdealPower.com, on LinkedIn, on Twitter, and on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the Company being on track to achieve its remaining 2023 milestones and our plans to introduce our second commercial product in the third quarter of 2023. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners, the rate and degree of market acceptance for our B-TRAN™, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN™, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact

Jeff Christensen
Darrow Associates Investor Relations
jchristensen@darrowir.com

703-297-6917

IDEAL POWER INC.

Balance Sheets

(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$12,683,268	$16,345,623
Accounts receivable, net	203,324	65,936
Prepayments and other current assets	540,430	491,365
Total current assets	13,427,022	16,902,924
Property and equipment, net	281,109	200,103
Intangible assets, net	2,539,422	2,036,431
Right of use asset	218,130	248,720
Other assets	11,189	11,189
Total assets	$16,476,872	$19,399,367
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,010	$130,503
Accrued expenses	614,642	254,218
Current portion of lease liability	67,595	64,597
Total current liabilities	794,247	449,318

Long-term lease liability	168,600	202,987
Other long-term liabilities	1,180,005	838,458
Total liabilities	2,142,852	1,490,763

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,939,779 shares issued and 5,938,458 shares outstanding at June 30, 2023 and 5,926,001 shares issued and 5,924,680 shares outstanding at December 31, 2022	5,940	5,926
Additional paid-in capital	106,244,511	105,011,318
Treasury stock, at cost, 1,321 shares at June 30, 2023 and December 31, 2022	(13,210)	(13,210)
Accumulated deficit	(91,903,221)	(87,095,430)
Total stockholders’ equity	14,334,020	17,908,604
Total liabilities and stockholders’ equity	$16,476,872	$19,399,367

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Development revenue	$98,443	$—	$98,443	$—
Grant revenue	36,724	50,978	37,388	175,986
Total revenue	135,167	50,978	135,831	175,986
Cost of development revenue	74,013	—	74,013	—
Cost of grant revenue	36,724	50,978	37,388	175,986
Total cost of revenue	110,737	50,978	111,401	175,986

Gross profit	24,430	—	24,430	—

Operating expenses:
Research and development	1,206,688	728,383	2,646,716	1,556,930
General and administrative	933,993	734,637	1,828,926	1,587,586
Sales and marketing	271,900	233,152	576,226	452,581
Total operating expenses	2,412,581	1,696,172	5,051,868	3,597,097

Loss from operations	(2,388,151)	(1,696,172)	(5,027,438)	(3,597,097)

Interest income, net	108,345	6,178	219,647	2,462

Net loss	$(2,279,806)	$(1,689,994)	$(4,807,791)	$(3,594,635)

Net loss per share – basic and diluted	$(0.37)	$(0.27)	$(0.78)	$(0.58)

Weighted average number of shares outstanding – basic and diluted	6,185,397	6,157,625	6,181,972	6,156,495

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(4,807,791)	$(3,594,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	121,423	89,051
Stock-based compensation	1,233,207	462,238
Stock issued for services	—	100,100
Decrease (increase) in operating assets:
Accounts receivable	(137,388)	86,100
Prepaid expenses and other assets	(18,475)	(189,265)
Increase (decrease) in operating liabilities:
Accounts payable	(18,493)	(112,736)
Accrued expenses and other liabilities	219,025	77,630
Net cash used in operating activities	(3,408,492)	(3,081,517)

Cash flows from investing activities:
Purchase of property and equipment	(114,025)	(12,248)
Acquisition of intangible assets	(139,838)	(55,672)
Net cash used in investing activities	(253,863)	(67,920)

Net decrease in cash and cash equivalents	(3,662,355)	(3,149,437)
Cash and cash equivalents at beginning of period	16,345,623	23,170,149
Cash and cash equivalents at end of period	$12,683,268	$20,020,712